                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                                   SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant |_|

Filed by a Party other than the Registrant |X|

Check the appropriate box:
|_|  Preliminary Proxy Statement                               |_|  Confidential, for Use of the Commission Only
                                                                    (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|X|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Section 240.14a-12


                           EUROPA CRUISES CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 JAMES C. ILLIUS
                                PAUL J. DEMATTIA
                                  JOHN R. DUBER
                                 ROGER A. SMITH
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
|X| No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)Title of each class of securities to which transaction applies:
(2)Aggregate number of securities to which transaction applies:
(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)Proposed maximum aggregate value of transaction:
(5)Total fee paid:
|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)Amount Previously Paid:
(2)Form, Schedule or Registration Statement No.:
(3)Filing Party:
(4)Date Filed:




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                 THE COMMITTEE OF CONCERNED EUROPA STOCKHOLDERS

     PAUL J. DEMATTIA              JOHN R. DUBER             JAMES C. ILLIUS            ROGER A. SMITH
  4002 Pine Forest Drive       20018 Westover Avenue       3791 Francis Drive          5837 Sylvan Green
      Parma, OH 44134          Rocky River, OH 44116      Rocky River, OH 44116       Sylvania, OH 43560
                                  (440) 331-0194             (440) 331-1259




Dear Compliance Officer:

It has been brought to our attention that the solicitation of consents solicited by Frank E. Williams, Jr., a shareholder of Europa Cruises, Cusip# 98738105, may not be in compliance with procedure and practices of submitting a valid consent. In several instances he has requested that customers of certain firms sign and return their consent directly to him.

Therefore, we ask you to notify your branch offices and representatives and to alert them that consents and revocations of consents should be submitted through your proxy department or voting agent, ADP. Bypassing this procedure could result in the submission of duplicate consents or prevent your client from validly revoking a previously given consent.

We encourage you to have your representatives contact their clients regarding this contested consent for Directors and instruct them that consents or revocation of consents must be submitted through your proxy department or ADP.

Should you have any further questions, please contact our consent solicitor Georgeson Shareholder Communications Inc. at 212.440.9800.


                                Very truly yours,


                 THE COMMITTEE OF CONCERNED EUROPA STOCKHOLDERS


       PAUL DEMATTIA    JOHN R. DUBER    JAMES C. ILLIUS    ROGER A. SMITH